Exhibit 3.1

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LEXICON PHARMACEUTICALS, INC.
LEXICON PHARMACEUTICALS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows pursuant to Sections 242 and 245 of the DGCL:
FIRST:     The name of the Corporation is “Lexicon Pharmaceuticals, Inc.” The Corporation was previously incorporated as “Lexicon Genetics Incorporated” on July 7, 1995.
SECOND:     The current Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on May 20, 2022.

THIRD:     The Board of Directors of the Corporation (the “Board of Directors”), in accordance with Sections 242 and 245 of the DGCL, (i) adopted and approved this Sixth Amended and Restated Certificate of Incorporation (including the amendments to the Corporation’s Certificate of Incorporation effected hereby) and (ii) proposed that the Corporation’s stockholders adopt and approve this Sixth Amended and Restated Certificate of Incorporation (including the amendments to the Corporation’s Certificate of Incorporation effected hereby).

FOURTH:     The holders of not less than a majority of the outstanding shares of the Corporation’s common stock, par value $.001 per share, and preferred stock, par value $0.01 per share, in accordance with Sections 242 and 245 of the DGCL, approved and adopted on behalf of the stockholders this Sixth Amended and Restated Certificate of Incorporation (including the amendments to the Corporation’s Certificate of Incorporation effected hereby).
FIFTH:    This Sixth Amended and Restated Certificate of Incorporation shall become effective on its filing with the Secretary of State.
SIXTH:    The current Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
Name
The name of the Corporation is “Lexicon Pharmaceuticals, Inc.”
ARTICLE II
Registered Office and Registered Agent
The registered office of the Corporation in the State of Delaware is located at 251 Little Falls Drive in the City of Wilmington, County of New Castle, Zip Code 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.
ARTICLE III
Purpose
The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).
ARTICLE IV
Capitalization
Section 4.01Authorized Capital. (a) The total number of shares of stock that the Corporation shall have the authority to issue is 455,000,000 shares of capital stock, consisting of (i) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) 450,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”).
(b)    Subject to the provisions of this Certificate of Incorporation and the Preferred Stock Designation (as defined below) creating any series of Preferred Stock, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”), which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.
(c)    The right to cumulate votes for the election of directors as provided in Section 214 of the DGCL shall not be granted and is hereby expressly denied.

(d)    Subject to Article XII, no stockholder of the Corporation shall by reason of his or her holding shares of any class of capital stock of the Corporation have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividends or voting or other rights of that stockholder.

Section 4.02    Preferred Stock. (a) The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized to establish by resolution or resolutions, and by filing a certificate pursuant to applicable law of the State of Delaware (the “Preferred Stock Designation”), the following to the fullest extent now or hereafter permitted by the DGCL:
(1)the designation of such series;
(2)the number of shares to constitute such series;
(3)whether such series is to have voting rights (full, special or limited) or is to be without voting rights;
(4)if such series is to have voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the Common Stock or one or more other series of Preferred Stock;
(5)the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;
(6)the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;
(7)the dividend rights and preferences (if any) of such series, including, without limitation, (i) the rates of dividends payable thereon, (ii) the conditions upon which and the time when such dividends are payable, (iii) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (iv) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the Common Stock or any other series of Preferred Stock;
(8)the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;
(9)whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (i) shares of Common Stock, (ii) shares of any other series of Preferred Stock or (iii) any other stock or securities of the Corporation;

(10)if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and
(11)such other rights, powers and preferences with respect to such series as may to the Board of Directors seem advisable.
Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.
(b)    The Board of Directors may, with respect to any existing series of Preferred Stock but subject to the Preferred Stock Designation creating such series, (i) increase the number of shares of Preferred Stock designated for such series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series and (ii) decrease the number of shares of Preferred Stock designated for such series by a resolution subtracting from such series shares of Preferred Stock designated for such series (but not below the number of shares of such series then outstanding), and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.
(c)    No vote of the holders of the Common Stock or the Preferred Stock shall, unless otherwise expressly provided in a Preferred Stock Designation creating any series of Preferred Stock, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation. Shares of any series of Preferred Stock that have been authorized for issuance pursuant to this Certificate of Incorporation and that have been issued and reacquired in any manner by the Corporation (including upon conversion or exchange thereof) shall be restored to the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors and a Preferred Stock Designation as set forth above.
Section 4.03.    Common Stock. (a) The holders of shares of the Common Stock shall be entitled to vote upon all matters submitted to a vote of the common stockholders of the Corporation and shall be entitled to one vote for each share of the Common Stock held.
(b)    Subject to the prior rights and preferences (if any) applicable to shares of Preferred Stock of any series, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.
(c)    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential or other rights (if any) of the holders of shares of the Preferred Stock in respect thereof, the holders of shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. For purposes of this paragraph (c), a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the Corporation with or into another corporation or other entity or (ii) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.
Section 4.04.    Stock Options, Warrants, etc. Unless otherwise expressly prohibited in the Preferred Stock Designation creating any series of Preferred Stock, the Corporation shall have authority to create and issue warrants, rights and options entitling the holders thereof to purchase from the Corporation shares of the Corporation’s capital stock of any class or series or other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued capital stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

ARTICLE V
Directors
Section 5.01.    Number and Term. The number of directors of the Corporation shall from time to time be fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Corporation (the “Bylaws”); provided, however, that the Board of Directors shall at all times consist of a minimum of three and a maximum of 13 directors, subject, however, to increases above 13 directors as may be required in order to permit the holders of any series of Preferred Stock to exercise their right (if any) to elect additional directors under specified circumstances or to permit the election or appointment to the Board of Directors of the Required Director Number of Investor Designated Directors (each as defined in the Stockholders’ Agreement, dated as of June 17, 2007, between Invus, L.P. and the Corporation (as amended, supplemented or otherwise modified, the “Stockholders’ Agreement”)) pursuant to the Stockholders’ Agreement. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Anything in this Certificate of Incorporation or the Bylaws to the contrary notwithstanding, each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.
Section 5.02.    Limitation of Personal Liability. (a) No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
(b)    If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.
Section 5.03.    Classification. The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification to be determined with respect to such director by the Board of Directors. The initial term of office of Class I directors shall expire at the annual meeting of the Corporation’s stockholders in 2001. The initial term of office of Class II directors shall expire at the annual meeting of stockholders in 2002. The initial term of office of Class III directors shall expire at the annual meeting of stockholders in 2003. Each director elected at an annual meeting of stockholders to succeed a director whose term is then expiring shall hold office until the third annual meeting of stockholders after his election or until his successor is elected and qualified or until his earlier death, resignation or removal. Increases and decreases in the number of directors shall be apportioned among the classes of directors so that all classes will be as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 5.04.    Nomination and Election. (a) Nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors. The Bylaws may set forth procedures for the nomination of persons for election or reelection to the Board of Directors and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as directors of the Corporation; provided, however, that such procedures shall not infringe upon (i) the right of the Board of Directors to nominate persons for election or reelection to the Board of Directors or (ii) the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances.
(b)    Each director shall be elected in accordance with this Certificate of Incorporation, the Bylaws and applicable law. Election of directors by the Corporation’s stockholders need not be by written ballot unless the Bylaws so provide.
Section 5.05.    Removal. No director of any class may be removed before the expiration of his term of office except for cause and then only by the affirmative vote of the holders of not less than a majority in voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. The Board of Directors may not remove any director, and no recommendation by the Board of Directors that a director be removed may be made to the Corporation’s stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than 66-2/3% of the whole Board of Directors.
Section 5.06.    Vacancies. (a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors remaining in office (though less than a quorum), or by the sole remaining director. The director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.
(b)    Any newly-created directorship resulting from any increase in the number of directors may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors then in office (though less than a quorum), or by the sole remaining director. The director so appointed shall be assigned to such class of directors as such majority of directors or the sole remaining director, as the case may be, shall determine; provided, however, that newly-created directorships shall be apportioned among the classes of directors so that all classes will be as nearly equal in number as possible. Each director so appointed shall hold office for the remaining term of the class to which he is assigned or until his successor is elected and qualified or until his earlier death, resignation or removal.
(c)    Except as expressly provided in this Certificate of Incorporation or as otherwise provided by applicable law, stockholders of the Corporation shall not have the right to fill vacancies on the Board of Directors, including newly-created directorships.
Section 5.07.    Subject to Rights of Holders of Preferred Stock. Notwithstanding the foregoing provisions of this Article V, if the Preferred Stock Designation creating any series of Preferred Stock entitles the holders of such Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such Preferred Stock Designation relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article V, and such directors so elected need not be divided into classes pursuant to this Article V unless expressly provided by the provisions of such Preferred Stock Designation.
ARTICLE VI
Amendment of Bylaws
The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws. Stockholders of the Corporation shall have the power to alter, amend, expand or repeal the Bylaws but only by the affirmative vote of the holders of not less than 66-2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.
ARTICLE VII
Actions and Meetings of Stockholders
Section 7.01.    No Action by Written Consent. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders. Stockholders of the Corporation may not act by written consent in lieu of a meeting.
Section 7.02.    Meetings. (a) Meetings of the stockholders of the Corporation (whether annual or special) may only be called by the Board of Directors or by such officer or officers of the Corporation as the Board of Directors may from time to time authorize to call meetings of the stockholders of the Corporation. Stockholders of the Corporation shall not be entitled to call any meeting of stockholders or to require the Board of Directors or any officer or officers of the Corporation to call a meeting of stockholders except as otherwise expressly provided in the Bylaws or in the Preferred Stock Designation creating any series of Preferred Stock.
(b)    Stockholders of the Corporation shall not be entitled to propose business for consideration at any meeting of stockholders except as otherwise expressly provided in the Bylaws or in the Preferred Stock Designation creating any series of Preferred Stock.
(c)    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice or waivers of notice of such meeting. The person presiding at a meeting of stockholders may determine whether business has been properly brought before the meeting and, if the facts so warrant, such person may refuse to transact any business at such meeting which has not been properly brought before such meeting.
Section 7.03.    Appoint and Remove Officers, etc. The stockholders of the Corporation shall have no right or power to appoint or remove officers of the Corporation nor to abrogate the power of the Board of Directors to elect and remove officers of the Corporation. The stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the Board of Directors nor to abrogate the power of the Board of Directors to establish one or more such committees or the power of any such committee to exercise the powers and authority of the Board of Directors.

Section 7.04.    Compromises and Arrangements. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
ARTICLE VIII
Indemnification of Directors and Officers
The Corporation shall indemnify, to the fullest extent permitted by applicable law and pursuant to the Bylaws, each person who is or was a director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL.
ARTICLE IX
Election to be Governed by Section 203 of the DGCL
The Corporation hereby elects to be governed by Section 203 of the DGCL; provided, however, that the provisions of this Article IX shall not apply to restrict a business combination between the Corporation and an interested stockholder (as defined in Section 203 of the DGCL) of the Corporation if either (i) such business combination was approved by the Board of Directors prior to the time that such stockholder became an interested stockholder or (ii) such stockholder became an interested stockholder as a result of, and at or prior to the effective time of, a transaction which was approved by the Board of Directors prior to the time that such stockholder became an interested stockholder.
ARTICLE X
Amendment of Certificate of Incorporation
The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders, directors or any other persons by or pursuant to this Certificate of Incorporation are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, the provisions of this Article X and of Articles V, VI, VII and VIII may not be repealed or amended in any respect, and no provision inconsistent with any such provision or imposing cumulative voting in the election of directors may be added to this Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of not less than 66-2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class; provided, however, that any amendment or repeal of Section 5.02 or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal and, provided further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the Series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.
ARTICLE XI
Voting Requirements Not Exclusive
The voting requirements contained in this Certificate of Incorporation shall be in addition to the voting requirements imposed by law or by the Preferred Stock Designation creating any series of Preferred Stock.

ARTICLE XII
Certain Rights of Covered Stockholders
Section 12.01.    Rights to Purchase New Securities. (a) Notwithstanding Section 4.01(d), in the event that the Corporation proposes to issue New Securities, a Covered Stockholder shall have the right to purchase, in lieu of the person to whom the Corporation proposed to issue such New Securities, in accordance with paragraph (b) below, a number of New Securities equal to the product of (i) the total number or amount of New Securities which the Corporation proposes to issue at such time and (ii) a fraction, the numerator of which shall be the total number of shares of Common Stock which the Covered Stockholder beneficially owns at the relevant measurement point, and the denominator of which shall be the aggregate number of shares of Common Stock then outstanding (the number referred to in clause (ii), the “Pro Rata Share”).
(b)    Subject to the provisions of Section 12.01(c), in the event that the Corporation proposes to undertake an issuance of New Securities, it shall give written notice (a “Notice of Issuance”) of its intention to the Covered Stockholder indicating the price per New Security (or, to the extent not reasonably known to the Corporation at such time, the methodology for determining such price) and the number of New Securities to be issued by the Corporation, and describing the material terms of the New Securities and the material terms upon which the Corporation proposes to issue such New Securities. The Covered Stockholder shall have two business days from the date of receipt of the Notice of Issuance to agree to purchase all or a portion of the Covered Stockholder’s Pro Rata Share of such New Securities (as determined pursuant to paragraph (a) above) for the same consideration and otherwise upon the terms specified in the Notice of Issuance (unless better terms are provided to any other purchaser) by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased by the Covered Stockholder. If the Covered Stockholder exercises its right to purchase New Securities pursuant to this Section 12.01(b), the purchase and sale of such New Securities shall close at the same time as the issuance of New Securities to the other purchaser or purchasers and, subject to the preceding sentence, shall be issued on the same terms and subject to the same conditions as applicable to the other purchaser or purchasers; provided that (i) such terms and conditions applicable to the Covered Stockholder shall not include any restrictions on the transferability of such New Securities (except pursuant to applicable laws and regulations) or any standstill, voting or other restrictions, (ii) the Covered Stockholder shall not be required to make any representations and warranties except those that relate solely to the Covered Stockholder and (iii) the Covered Stockholder will not be required to undertake any indemnification obligation.

The rights given by the Corporation under this Section 12.01(b) shall terminate if unexercised within two business days after receipt of the Notice of Issuance referred to in this Section 12.01(b). Notwithstanding anything to the contrary contained herein, if (i) the price or any other material terms upon which the Corporation proposes to issue such New Securities are amended by the Corporation following the delivery to the Covered Stockholder of the Notice of Issuance or (ii) the offering of New Securities to which a Notice of Issuance relates is not completed within five business days from the delivery of such notice to the Covered Stockholder, the Covered Stockholder’s election with respect to the purchase of New Securities covered by such Notice of Issuance shall be void and the Corporation shall be obligated to deliver a new Notice of Issuance to the Covered Stockholder, and the Covered Stockholder shall be entitled to make a new election with respect to the purchase by it of New Securities covered by such notice within the two-business day period from the date of delivery of the new Notice of Issuance and otherwise in accordance with the procedure specified in the second sentence of this Section 12.01(b).
(c)    Notwithstanding anything to the contrary contained in Section 12.01(b), if the Corporation proposes to issue New Securities in an aggregate amount of at least $25,000,000 in a Public Offering, the Notice of Issuance may, in lieu of specifying the price at which the Corporation proposes to issue New Securities and the number of New Securities to be issued by the Corporation in such offering, provide an estimated aggregate public offering size (in dollar amount) of the New Securities (exclusive of any Overallotment Securities, as contemplated by the following paragraph) that the Corporation estimates will ultimately be issued in such offering (the “Estimated Offering Size”) and, to the extent different from the closing price per share of the Common Stock on the Nasdaq Stock Market or the principal securities exchange on which the Common Stock is then listed on the date immediately prior to the date on which the Notice of Issuance is delivered to the Covered Stockholder pursuant to this Section 12.01(c), an estimated public offering price per New Security (such closing price of the Common Stock or, if specified in such Issuance Notice, the estimated price per New Security so specified, the “Estimated Offering Price”). If the Covered Stockholder desires to exercise its rights under this Section 12.01 with respect to such Public Offering, the Covered Stockholder shall be required to make an election with respect to the purchase, at the public offering price in such Public Offering, of a dollar amount of New Securities up to its Pro Rata Share of the Estimated Offering Size no later than two business days from the date of receipt of the Notice of Issuance (which period shall be reduced to one business day if, prior to delivery of such Notice of Issuance, such Covered Stockholder, to the extent requested by the Corporation, had not entered into a customary agreement reasonably satisfactory to the Corporation requiring that the Covered Stockholder maintain the confidentiality of the proposed Public Offering unless and until publicly announced by the Corporation); provided that the Covered Stockholder’s obligation to purchase the dollar amount of New Securities subject to its election shall be conditioned upon (i) the issuance by the Corporation of New Securities in such Public Offering at an aggregate public offering price of at least 85% and no more than 115% of the Estimated Offering Size and (ii) the New Securities so issued being priced not higher than 15% above the Estimated Offering Price. For clarity, in the event the Covered Stockholder does not purchase the dollar amount of New Securities subject to its election in reliance upon the foregoing proviso, the Covered Stockholder shall be deemed to have chosen not to exercise its rights under this Section 12.01 with respect to such Public Offering.
Any Notice of Issuance provided by the Corporation to the Covered Stockholder in connection with a Public Offering may specify that the underwriters or agents in such offering shall be entitled to purchase upon exercise of an overallotment option, if any, additional New Securities in an amount up to 15% of the New Securities issued in such Public Offering (the “Overallotment Securities”). If the Covered Stockholder desires to exercise its rights under this Section 12.01 with respect to Overallotment Securities, the Covered Stockholder shall be required to make an election with respect to the purchase of up to its Pro Rata Share of the Overallotment Securities at the same time the Covered Stockholder makes an election pursuant to Section 12.01(c); provided that the Covered Stockholder’s obligation to purchase Overallotment Securities in accordance with its election shall be subject to the same conditions to which its obligations to purchase New Securities in the Public Offering, before giving effect to such Overallotment Securities, are subject.
If a Public Offering contemplated by Section 12.01(c) is not completed within five business days following the Notice of Issuance with respect thereto, then the Corporation will be required to comply again with the provisions of this Section  12.01(c) in order to avail itself of the benefits of Section 12.01(c). In case a Public Offering contemplated by this Section 12.01(c) is consummated, the Covered Stockholder shall be obligated to purchase the New Securities which it has elected to purchase hereunder at the closing of such Public Offering if and to the extent the conditions to the Covered Stockholder’s obligations hereunder are met, on the same terms and subject to the same conditions that would be applicable to the underwriters in such offering; provided, however, that (i) such terms and conditions applicable to the Covered Stockholder shall not include any restrictions on the transferability of such New Securities (except pursuant to applicable laws and regulations) or any standstill, voting or other restrictions,, (ii) the Covered Stockholder shall not be required to make any representations and warranties except those that relate solely to the Covered Stockholder and (iii) the Covered Stockholder shall not be required to undertake any indemnity obligations.
Notwithstanding any other provision of this section, the Corporation may, in lieu of allowing the Covered Stockholder to participate in a Public Offering in fulfillment of its rights under this Section 12.01(c), offer instead to issue and sell to the Covered Stockholder up to a number of New Securities equal to the Covered Stockholder’s Pro Rata Share of the New Securities issued in such Public Offering in a concurrent private placement on terms reasonably acceptable to both parties and at a price equal to the price at which the New Securities are sold to the public in the Public Offering.
Section 12.02.    Approval of the Covered Stockholder Required for Certain Actions. In addition to any approval by the Board of Directors required by this Certificate of Incorporation, the Bylaws, applicable laws and regulations or Nasdaq Stock Market, the prior written approval of the Covered Stockholder shall be required in order for the Corporation to take, or the Board of Directors to approve, authorize or effect, any of the following (including by merger, consolidation or otherwise):
(a)    the creation (by reclassification or otherwise) or issuance of any new class or series of shares of capital stock of the Corporation (or securities convertible into or exercisable for shares of capital stock of the Corporation) having rights, preferences or privileges senior to or on parity with the Common Stock;
(b)    any action to repurchase, retire, redeem or otherwise acquire any equity securities (or securities convertible into or exchangeable for equity securities) of the Corporation or any subsidiary of the Corporation, pursuant to self-tender offers, stock repurchase programs, open market transactions, privately-negotiated purchases or similar transactions; provided that no consent of the Covered Stockholder pursuant to this section shall be required in connection with the repurchase, retirement, redemption or other acquisition by the Corporation of securities issued or issuable upon any exercise of options or vesting or exercise of any other equity-based award, in each case under the Corporation’s equity incentive plans or any other plan or agreement approved by the Board of Directors, to pay the applicable exercise price or taxes associated with such awards;
(c)    take any action to adopt, or propose to adopt, or maintain any shareholders’ rights plan, “poison pill” or other similar plan or agreement, unless the Covered Stockholder is exempt from the provisions of such shareholders’ rights plan, “poison pill” or other similar plan or agreement; or
(d)    any authorization of, or entering into an agreement for, or the commitment to agree to take, any of the foregoing actions.

Section 12.03    Definitions. For purposes of this Article XII:
“Covered Stockholder” means a person that is the beneficial owner of 20% or more of the Corporation’s outstanding Common Stock as reflected in the person’s most recent filings under section 13 of the Securities Exchange Act of 1934, as amended, and that continues to be the beneficial owner of more than 20% of the Corporation’s Common Stock immediately prior to the time of the transaction or event to which the Covered Stockholder is entitled to rights under this Article XII; provided that for a person to be considered a “Covered Stockholder,” such person must send a written notice to the Corporation at its corporate offices, which notice must contain the number of shares of Common Stock beneficially owned by such person and the notice information, which must include a valid email address, at which such person may be reached for purposes of this Article XII.
“New Securities” means any capital stock of the Corporation, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever (including convertible debt securities) that are, or may become, convertible into or exchangeable or exercisable for capital stock of the Corporation; provided that the term “New Securities” does not include (a) Common Stock or rights, options or warrants to acquire Common Stock of the Corporation issued to employees, consultants, officers or directors of the Corporation or any Subsidiary, or which have been reserved for issuance, pursuant to an employee stock option, stock purchase, stock bonus plan, or other similar compensation plan or arrangement approved by the Board of Directors, (b) securities of the Corporation issued to all then-existing stockholders in connection with any stock split, stock dividend, reclassification or recapitalization of the Corporation, (c) securities of the Corporation issued upon the conversion or exercise of exchangeable or convertible securities of the Corporation, including warrants and convertible notes, that are (i) outstanding as of the date of this Certificate of Incorporation of the Corporation or (ii) issued subsequently after receipt of the consent of the Covered Stockholder pursuant to Section 12.02, (d) securities of the Corporation issued as consideration in the acquisition of business or assets of another person, (e) Common Stock not otherwise contemplated by the foregoing clauses (a) through (d) issued in a given fiscal year pursuant to an “at the market” offering in an amount that does not exceed, in the aggregate, 2% of the outstanding Common Stock of the Corporation calculated as of the end of the preceding fiscal year, and (g) securities of the Corporation issued in connection with a transaction of the type described in Rule 145 under the Securities Act of 1933, as amended.
“Public Offering” means an underwritten public offering of New Securities that is registered under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, this Sixth Amended and Restated Certificate of Incorporation has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on May 10, 2024.
LEXICON PHARMACEUTICALS, INC.
By:
Lonnel Coats
Chief Executive Officer
Attest:
By:
Brian T. Crum
Secretary